                                                                       EXHIBIT 2

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of this ___ day of October, 1999, by and between SOUTHERN UNION COMPANY, a Delaware corporation ("SUG"), and Barbara N. Jarabek, Ronald J. Ferris, Bradford J. Faxon, Raymond H. Faxon, Cindy L.J. Audette, Gilbert C. Oliveira, Jr. and Thomas H. Bilodeau (each a "Stockholder" and collectively the "Stockholders").

                                   RECITALS:
                                   --------

     WHEREAS, the Stockholders currently beneficially own (as such term is used under the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder) the shares of common stock, par value $.83 per share ("Shares"), of Fall River Gas Company, a Massachusetts corporation ("FAL") shown on Schedule A.

     WHEREAS, as a condition of entering into the Agreement of Merger, made as of the date hereof, by and between SUG and FAL (the "Merger Agreement"), SUG has requested that the Stockholders agree, and the Stockholders have agreed (i) to enter into a voting agreement and (ii) to give SUG an irrevocable proxy, coupled with an interest, to vote the Shares held by the Stockholders, in each case as more fully set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

          1. Agreement to Vote Shares. Each Stockholder agrees during the term
             ------------------------
of this Agreement to vote, or cause to be voted, the Shares shown opposite the Stockholder's name on Schedule A hereto and any other Shares acquired after the date hereof, in person or by proxy, in favor of the Merger, the adoption and approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement at every meeting of the stockholders of FAL at which such matters are considered and at every adjournment thereof.

          2. Grant of Irrevocable Proxy. Each Stockholder hereby grants to SUG
             --------------------------
an irrevocable proxy, which proxy is coupled with an interest because of the consideration recited herein, to exercise, at any time and from time to time, all rights and powers of the Stockholder with respect to the Shares shown opposite the Stockholder's name on Schedule A hereto to vote, give approvals, and receive and waive notices of meetings for the purpose of securing the approval and adoption by the stockholders of FAL of the Merger Agreement and the consummation of the transactions contemplated thereby and to prevent any action that would prevent or hinder in any material respect such approval or consummation. By giving this proxy each Stockholder hereby revokes any other proxy granted by the Stockholder to vote any of the Shares in a manner inconsistent with the foregoing grant. The power and authority hereby conferred shall not be terminated by any act of the Stockholder or by operation of law, by the dissolution of, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all its successors and assigns. If after the execution of this Agreement the Stockholder shall dissolve, cease to have appropriate power or authority, or if any other such event or events shall occur, SUG is nevertheless authorized and directed to vote the Shares in accordance with the terms of this Agreement as if such dissolution, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.
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          3. No Other Grant of Proxy. Each Stockholder will not, directly or
             -----------------------
indirectly, grant any proxies or powers of attorney with respect to the Shares shown opposite the Stockholder's name on Schedule A hereto or acquired after the date hereof to any person in connection with its vote, consent or other approval sought, in favor of the Merger (as defined in the Merger Agreement), the adoption and approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, other than as set forth in Sections 1 and 2 hereof.

          4. Transfers. Each Stockholder will not, nor will such Stockholder
             ---------
permit any entity under such Stockholder's control to, sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Shares or any interest therein or enter into any contract, option or other agreement or arrangement (including any profit sharing or other derivative arrangement) with respect to the Transfer of, any Shares or any interest therein to any person, unless prior to any such Transfer the transferee of such Shares agrees to be subject to the provisions of this Agreement.

          5. No Solicitation. Until the Merger is consummated or the Merger
             ---------------
Agreement is terminated in accordance with its terms, each Stockholder shall not, nor shall it permit any investment banker, attorney or other advisor or representative of such Stockholder to, directly or indirectly through another person, solicit, initiate, encourage or otherwise facilitate any takeover proposal.

          6. Representations and Warranties of the Stockholders. Each
             --------------------------------------------------
Stockholder as to such Stockholder hereby represents and warrants to, and covenants with, SUG as follows:

          (a) The Stockholder beneficially owns with power to vote the number of Shares shown opposite the Stockholder's name on Schedule A free and clear of any and all claims, liens, charges, encumbrances, covenants, conditions, restrictions, voting trust arrangements, options and adverse claims or rights whatsoever, except as granted hereby or as would have no adverse effect on this Agreement and/or the proxy granted hereby. The Stockholder does not own of record or beneficially any shares of capital stock of FAL or other securities representing or convertible into shares of capital stock of FAL except as set forth in the preceding sentence, Shares purchased after the date hereof which shall become subject to this Agreement and the proxy granted hereby, and Shares which any of them may have the right to purchase upon exercise of options or warrants;

          (b) The Stockholder has the full right, power and authority to enter into this Agreement and to grant an irrevocable proxy to SUG with respect to the Shares; there are no options, warrants, calls, commitments or agreements of any nature whatsoever pursuant to which any person will have the right to purchase or otherwise acquire the Shares owned by the Stockholder except as would, if exercised, require such purchaser or acquiror to abide by this Agreement and the proxy granted hereby with respect thereto; except as provided in this Agreement, the Stockholder has not granted or agreed to grant any proxy or entered into any voting trust, vote pooling or other agreement with respect to the right to vote or give consents or approval of any kind as to the Shares which proxy, trust, pooling or other agreement remains in effect as of the date hereof and is in conflict with this Agreement or the proxy granted hereby;

          (c) The Stockholder is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent the execution, delivery or performance of this Agreement by the Stockholder or the exercise of proxy rights by SUG with respect to the Shares;
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          (d) This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, subject only to (i) the effect of bankruptcy, insolvency, reorganization or moratorium laws or other laws generally affecting the enforceability of creditors' rights and (ii) general equitable principles which may limit the right to obtain specific performance or other equitable remedies; and

          (e) The Stockholder will take all commercially reasonable action necessary in order that its representations and warranties set forth in this Agreement shall remain true and correct.

          7. Stockholders' Covenants. Each Stockholder shall not enter into any
             -----------------------
voting trust agreement, give any proxy or other right to vote the Shares or take any action that would limit the rights of any holder of the Shares to exercise fully the right to vote such Shares that would be in conflict with this Agreement or the proxy granted hereby.

          8. Severability. If any term, provision, covenant or restriction of
             ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          9. Assignment. This Agreement shall not be assigned or delegated by
             ----------
any party hereto, except that SUG may transfer its rights hereunder to any wholly-owned subsidiary of SUG, and except that any assignment of any of the Shares by any Stockholder shall require that such Shares remain subject to this Agreement and the proxy granted hereby. This Agreement shall be binding upon and inure to the benefit of SUG and its successors and assigns and shall be binding upon and inure to the benefit of the Stockholders and their permitted successors and any permitted assigns.

          10. Specific Performance. The parties hereto acknowledge that damages
              --------------------
would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. In addition to any other legal or equitable remedies to which SUG would be entitled, in the event of a breach or a threatened breach of this Agreement by any Stockholder, SUG shall have the right to obtain equitable relief, including (but not limited to) an injunction or order of specific performance of the terms hereof from a court of competent jurisdiction.

          11. Amendments. This Agreement may not be modified, amended, altered
              ----------
or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

          12. Notices. All notices, requests, claims, demands and other
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communications hereunder shall be in writing and shall be deemed given if delivered personally, by cable, telegram or telex, or mailed by a party hereto by registered or certified mail (return receipt requested) or by a nationally recognized overnight mail deliver service, to the other party at the following addresses (or such other address for a party as shall be specified by like notice):

          if to SUG:

                             Southern Union Company
                          504 Lavaca Street, Suite 800
                               Austin, Texas 78701
                           Attention: Peter H. Kelley
                      President and Chief Operating Officer
                           Fax Number: (512) 477-3879

          with a copy to:

                         Pennsylvania Enterprises, Inc.
                                 One PEI Center
                      Wilkes-Barre, Pennsylvania 18711-0601
                              Attn: Thomas F. Karam
                      President and Chief Executive Officer
                           Fax Number: (570) 829-8900

          and:

                            Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                            New York, New York 10004
                          Attn: Garett J. Albert, Esq.
                           Fax Number: (212) 422-4726

          if to any Stockholder, to such Stockholder:

                           c/o Fall River Gas Company
                              155 North Main Street
                         Fall River, Massachusetts 02722
                           Fax Number: (508) 675-7811

          with a copy to:

                      Rich, May, Bilodeau & Flaherty, P.C.
                               176 Federal Street
                           Boston, Massachusetts 02110
                          Attn: Eric J. Krathwohl, Esq.
                           Fax Number: (617) 556-3889

Any party may change its address for notice by notice so given.

          13. Governing Law. This Agreement shall be governed by, and construed
              -------------
in accordance with, the laws of the Commonwealth of Massachusetts regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

          14. Counterparts. This Agreement may be executed in several
              ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          15. Term. This Agreement shall terminate, and the proxy granted herein
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shall cease to be irrevocable, upon the consummation of the Merger in accordance with and as defined in the Merger Agreement or such other expiration or termination of the Merger Agreement in accordance with its terms, and thereafter this Agreement shall be of no further force or effect and there shall be no liability on the part of any party with respect thereto except nothing herein will relieve any party from liability for any prior breach hereof.

          IN WITNESS WHEREOF, SUG has caused this Agreement to be duly executed, and each Stockholder has duly executed this Agreement, on the day and year first above written.

                               SOUTHERN UNION COMPANY



                               By:
                                   ------------------------------------
                                   Name:  Peter H. Kelley
                                   Title: President and Chief Operating Officer



                               ----------------------------------------
                               Barbara N. Jarabek



                               ----------------------------------------
                               Ronald J. Ferris



                               ----------------------------------------
                               Bradford J. Faxon



                               ----------------------------------------
                               Raymond H. Faxon



                               ----------------------------------------
                               Cindy L.J. Audette



                               ----------------------------------------
                               Gilbert C. Oliveira, Jr.



                               ----------------------------------------
                               Thomas H. Bilodeau

                                   SCHEDULE A


Stockholder                                             Number of Shares
-----------                                             ----------------
Barbara N. Jarabek                                           295,710
Ronald J. Ferris                                             145,059
Bradford J. Faxon                                             40,306
Raymond H. Faxon                                              57,370
Cindy L.J. Audette                                            13,190
Gilbert C. Oliveira, Jr.                                      12,539
Thomas H. Bilodeau                                             9,006